     As filed with the Securities and Exchange Commission on February 8, 2002

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SPARTON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


              Ohio                                              38-1054690
 (State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)



                 2400 E. Ganson Street, Jackson, Michigan 49202
         (Address of Principal Executive Offices)         (Zip Code)

          Amended and Restated Sparton Corporation Stock Incentive Plan
                            (Full Title of the Plan)

       Corporate Secretary, 2400 E. Ganson Street, Jackson, Michigan 49202
                     (Name and Address of Agent for Service)

                                 (517) 787-8600
          (Telephone Number, Including Area Code, of Agent for Service)

                          Copies of communications to:
                              Robert T. Kendall III
                   Marcoux, Allen, Abbott, Schomer & Bower PC
                            145 South Jackson Street
                          Jackson, Michigan 49204-0787

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                  Proposed Maximum       Proposed Maximum
  Title of Securities        Amount To Be        Offering Price Per     Aggregate Offering          Amount of
    to be Registered           Registered              Share*                 Price*             Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock,              260,000                 $7.15               $1,859,000               $171.03
    $1.25 par value
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

*Estimated solely for purposes of computing the Registration Fee, at $7.15 per share, the average price for shares of the Common Stock on February 4, 2002, as reported on the New York Stock Exchange, pursuant to Rule 457(h).


--------------------------------------------------------------------------------

         The contents of the Form S-8 Registration Statement, registration no. 333-46804, previously filed by Sparton Corporation (the "Registrant") is incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:


            4.1  Amended and Restated Sparton Corporation Stock Incentive Plan

            5.1 Opinion of Marcoux, Allen, Abbott, Schomer & Bower PC with respect to the legality of the Common Stock to be registered hereunder

           23.1  Consent of Ernst & Young LLP

           23.2 Consent of Marcoux, Allen, Abbott, Schomer & Bower PC (contained in Exhibit 5.1)

           24.1  Power of Attorney

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan on December 21, 2001.

                               SPARTON CORPORATION


                                By:      /s/ David W. Hockenbrocht
                                   --------------------------------------------
                                         David W. Hockenbrocht
                                         President and Chief Executive Officer

                                INDEX TO EXHIBITS




   Exhibit  Number
                                    Description

            4.1  Amended and Restated Sparton Corporation Stock Incentive Plan

            5.1 Opinion of Marcoux, Allen, Abbott, Schomer & Bower PC with respect to the legality of the Common Stock to be registered hereunder

           23.1  Consent of Ernst & Young LLP

           23.2 Consent of Marcoux, Allen, Abbott, Schomer & Bower PC (contained in Exhibit 5.1)

           24.1  Power of Attorney